Exhibit 1.1

1,400,000 Shares

TRI-COUNTY FINANCIAL CORPORATION

Common Stock

UNDERWRITING AGREEMENT

September 26, 2013

KEEFE, BRUYETTE & WOODS, INC.

As representative of the

Underwriters named in Schedule I hereto

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Tri-County Financial Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as the representative (the “Representative”) an aggregate of 1,400,000 shares (the “Firm Shares”) of the common stock, $0.01 par value per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 210,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company and the Underwriters agree that up to 40,200 of the Firm Shares (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain eligible officers, directors, employees, shareholders, business associates and related persons of the Company and its subsidiaries (“Reserved Shares Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by such Reserved Shares Participants by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

The Company and the Bank confirm as follows their agreements with the Representative and the other participating Underwriter.

1. (a) The Company and the Bank jointly and severally represent and warrant to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date (as such terms are defined in Section 4 hereof), if any:

(i) A registration statement on Form S-1 (File No. 333-191127) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

(ii) (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and

Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus (including any information contained in documents incorporated by reference therein) nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act;

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations; and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof;

(iv) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective; at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any failure so to qualify or be in good standing does not and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means any fact, change, occurrence, event or circumstance that, individually or together with any other facts, changes, occurrences, events or circumstances, has or would reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement;

(vi) Each subsidiary of the Company (each a “Subsidiary”), including Community Bank of Tri-County, a Maryland-chartered commercial bank and wholly owned consolidated subsidiary of the Company (the “Bank”), has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus; and each Subsidiary has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing does not and would not reasonably be expected to have a Company Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(vii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority from the Maryland Commissioner of Financial Regulation (the “Commissioner”) to do business as a state-chartered commercial bank under the laws of the State of Maryland as described in each of the Pricing Disclosure Package and the Prospectus. The Company and each Subsidiary are in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all laws and regulations administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal

Deposit Insurance Corporation (the “FDIC”), the Commissioner and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for any non-compliances that do not and would not reasonably be excepted to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance. The Bank’s most recent Community Reinvestment Act rating is “Satisfactory”;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(ix) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being a holder thereof; and the issuance of such Shares is not subject to any preemptive or similar rights;

(x) This Agreement has been duly authorized, executed and delivered by the Company and the Bank;

(xi) The issue and sale of the Shares, the execution of this Agreement by the Company and the Bank, and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or repayment event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. For purposes of this Agreement, the term “repayment event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

(xii) Stegman & Company, who has certified certain financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, and the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; to the extent applicable, all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act, the rules and regulations of the Exchange Act (the “Exchange Act Regulations”) and Item 10 of Regulation S-K promulgated under the Securities Act, as applicable;

(xiii) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any Company Material Adverse Effect, or any development, event or circumstance that would reasonably be expected to result in a Company Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xiv) Neither the Company nor any of the Subsidiaries is (1) in violation of its articles of incorporation or bylaws (or other organization documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (5) a party to, subject to or the recipient of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter, supervisory resolutions or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter, supervisory resolutions or regulatory actions of a similar nature to the foregoing, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, does not and would not reasonably be expected to have a Company Material Adverse Effect; there is no unresolved violation, criticism or exception by any governmental authority which has or would reasonably be expected to have a Company Material Adverse Effect;

(xv) The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xvi) The Company and each Subsidiary has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that do not and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP;

(xvii) There are no legal or governmental proceedings, suits, actions, inquiries or investigations pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Company Material Adverse Effect, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s and the Bank’s knowledge, no such proceedings, suits, actions, inquiries or investigations are threatened or contemplated by governmental authorities or others;

(xviii) The Company and the Subsidiaries possess all material permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits; neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file in compliance would not, individually or in the aggregate, have a Company Material Adverse Effect; all such filings were in compliance in all material respects with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions;

(xix) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their respective businesses as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Company Material Adverse Effect;

(xx) No labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company and the Bank, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, would have or may reasonably be expected to result in a Company Material Adverse Effect;

(xxi) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect;

(xxii) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with GAAP and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply;

(xxiii) Since the date of the latest audited financial statements included in the Pricing Prospectus, (1) the Company has not been advised of (a) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(xxv) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, did not and would not reasonably be expected to result in a Company Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxvi) There are no statutes, regulations, transactions, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the Exchange Act Regulation; at the time the Registration Statement was declared effective, the Company met, and at the Closing Date (as hereinafter defined), and Option Closing Date (as hereinafter defined) the Company will continue to meet, the requirements allowing the incorporation of documents into the Registration Statement and the Prospectus;

(xxvii) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, has or would reasonably be expected to have a Company Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxiii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply has not and would not reasonably be expected to have a Company Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxix) Neither the Company nor any of its Subsidiaries, nor to the best of the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (4) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; (5) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Bank, threatened; (6) engaged in any business activity related to the petroleum industry, military applications, the governments of Iran or Syria, and transfers of goods, technologies or services (including financial services) that may assist the governments of Iran or Syria or facilitate money laundering or other activities proscribed by U.S. law; (7) violated or is in violation of the United and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency implementing the provisions of the USA Patriot Act; or (8) materially violated applicable privacy of customer information requirements contained in any federal or state privacy act laws and regulations;

(xxx) The Company (1) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Company from Individuals (as defined below), (2) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (3) takes reasonable measures as are customary in the business in which the Company and its Subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Company by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Company’s privacy statements and policies published on Company websites or products or otherwise made available by the Company regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any Company websites or products (“Individuals”);

(xxxi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxii) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxxiii) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xxxiv) Neither the Company nor any of its Subsidiaries (1) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (2) directly, or indirectly through one or more intermediaries, controls or has any other association (within the meaning of Article I of the Bylaws of the FINRA).

(xxxv) The Company has not distributed and, prior to the later to occur of the Closing Date or completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(xxxvi) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxvii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxiii) The Company has not offered, or caused the Underwriters to offer, Reserved Shares to any Reserved Shares Participant or any other person with the specific intent to unlawfully influence (1) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (2) a trade journalist or publication to write or publish favorable information about the Company or its products or services;

(xxxix) The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened;

(xl) The Company is not currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends or making other distributions on its capital stock, from repaying any indebtedness owed another party or from transferring any of its properties or assets to another party;

(xli) No Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;

(xlii) Neither the Company nor any of its Subsidiaries is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code;

(xliii) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement and/or the Pricing Prospectus and that is not so described;

(xliv) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement;

(xlv) (1) Neither the Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1), and (2) neither the Company nor any of its Subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of substantially all of the assets (as a going concern) or capital stock of the Company or of any Subsidiary or business unit or any similar business combination transaction which would be material to the Company and its Subsidiaries, considered as an enterprise;

(xlvi) Neither the Company nor any of its Subsidiaries nor, to the Company’s and the Bank’s knowledge, any director, officer or employee is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xlvii) Except as has not or would not reasonably be expected to result in a Company Material Adverse Effect, since January 1, 2010, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (1) in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement;

(xlviiii) At June 30, 2013, the Bank met or exceeded the standards to be considered “well capitalized” under the Federal Reserve Board’s regulatory framework for prompt corrective action; and

(xlix) The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

Any certificate signed by any officer of the Company or the Bank delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and/or the Bank to the Underwriters as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $17.53125 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to 210,000 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Kilpatrick

Townsend & Stockton LLP (“Kilpatrick”), 607 14th Street, N.W., Washington, D.C. 20005, at 10:00 A.M., New York time, on October 2, 2013, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of Kilpatrick at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the above office of Kilpatrick, at 10:00 A.M., New York time on the applicable Option Closing Date. The certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of Kilpatrick at least 24 hours prior to such Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)

under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Company has furnished or will deliver to the Representative, without charge, an electronic copy of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also, upon the Representative’s request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered or will deliver to each Underwriter at any location it may reasonably request, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter may from time to time reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and/or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement and/or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(i) The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NASDAQ Capital Market.

(j) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file or cause to be filed any registration statement in connection therewith under the Securities Act, or (ii) enter into any swap or any other Agreement or any transaction that transfers, in whole or in part, any of the economic consequence of ownership of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended or (3) the issuance of shares of Common Stock upon the exercise of any such options. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(k) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 8(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any documents filed with the Commission via EDGAR will be deemed furnished and delivered to the Representative on the same date as such document is filed with the Commission; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee required for the Rule 462(b) Registration Statement or to issue irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper versions of the Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his, her or its representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q) The Company will use its best efforts to ensure that any Reserved Shares required to be restricted by FINRA or FINRA rules will be so restricted from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons, if any, will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with, or as a result of, such release.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(d) The Company shall use its commercial reasonable best efforts to permit the Shares to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

7. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on the NASDAQ Capital Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company and the Underwriters in connection with “road show” presentations (including any “net road show”) to prospective purchasers of Shares, including chartered aircraft and any aircraft of the Representative used in connection with such “road show” presentations (but excluding the Underwriters’ direct travel and hotel costs); (x) all fees and expenses of the Underwriters in connection with matters relating to the Reserved Shares, including reasonable fees and disbursements of counsel for the Underwriters; (xi) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Reserved Shares; (xii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Shares; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Company and the Bank agree to reimburse the Underwriters for their reasonable out-of-pocket expenses, including but not limited to legal fees and disbursements of counsel for the Underwriter incurred in connection with items (iv), (vi) and (x) as well as expense incurred under item (ix), incurred in connection with the offering of the Shares in an amount not to exceed $150,000.

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date and each Option Closing Date, as the case may be, are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b) The representations and warranties of the Company and the Bank contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, that did or is reasonably likely to result in a Company Material Adverse Effect.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any Company Material Adverse Effect, or any development, event or circumstance that would reasonably be expected to involve a prospective Company Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company and the Bank, at least one of whom has specific knowledge about the Company’s and the Bank’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company and the Bank) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(f) The Representative shall have been furnished with the following legal opinions:

(i) Kilpatrick, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-1 hereto, and to such further effect as counsel for the Underwriters may reasonably request; and

(ii) Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriters, shall have furnished to the Representative its favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Stegman & Company shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) On the Closing Date and each Option Closing Date, as applicable, the Representative shall have received from Stegman & Company a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(k) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit B-1 hereto, from the officers and directors of the Company set forth on Exhibit B-2 on or before the date of this Agreement and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(l) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the OTCQB Marketplace or other trading market; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (v) or (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in or contemplated by Section 12.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or

in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the first paragraph under the caption “Underwriting-Commissions and Expenses.”

(c) In connection with the offer and sale of the Reserved Shares, the Company agrees to indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters, and each person who controls each of the Underwriters within the meaning of either the Securities Act or the Exchange Act (collectively, the “Relevant Entities”) against any losses, claims, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject, under the Securities Act or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Reserved Shares Participants in connection with the offering of the Reserved Shares or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) are caused by the failure of any Reserved Shares Participant, on the applicable settlement date, to pay for and accept delivery of Reserved Shares which have been properly confirmed for purchase by such Reserved Shares Participant; or (iii) are related to, or arise out of or in connection with, the offering of the Reserved Shares, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Relevant Entities.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party as provided above to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events all such counsel fees and expenses shall be borne by the indemnifying parties and shall be paid as they are incurred. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative.

(e) No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution is or could have been sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of the subject matter of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter in connection with the Firm Shares and Option Shares, if any, underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in or contemplated by Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in or contemplated by Section 12 hereof.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the

Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Sections 5, 6 and 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, including, but not limited to, failing to sell the number of Shares that it is obligated to hereunder, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; provided, however, that such fees, in the aggregate for all Underwriters, shall not exceed $150,000.

13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be delivered to the Representative, c/o Keefe Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor, New York, New York 10019, (fax no. (202) 582-1592) Attention: Lisa Schultz, with a copy delivered to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 11th Floor, Washington DC 20005, Attention Philip R. Bevan (fax no. (202) 347-2172). Notices to the Company or the Bank shall be delivered to Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601 (fax no.: (301) 885-1430), Attention: Michael Middleton with a copy delivered to Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Washington DC 20005, Attention Gary R. Bronstein (fax no. (202) 204-5616.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21. This Agreement does not supersede any prior agreement or understanding between the Company and the Representative, other than that certain engagement letter dated September 3, 2013.

22. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[The next page is the signature page.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

TRI-COUNTY FINANCIAL CORPORATION

By:	/s/ Michael L. Middleton
	Name:	Michael L. Middleton
	Title:	Chairman and Chief Executive Officer

COMMUNITY BANK OF TRI-COUNTY

By:	/s/ Michael L. Middleton
	Name:	Michael L. Middleton
	Title:	Chairman and Chief Executive Officer

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	Keefe, Bruyette & Woods, Inc.

By:	/s/ David P. Lazar
Name:	David P. Lazar
Title:	Managing Director

For itself and as Representative of the other Underwriter named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased

Keefe, Bruyette & Woods, Inc.	980,000
Sandler O’Neill & Partners, L.P.	420,000

Total	1,400,000

SCHEDULE II

Other Documents

Investor Presentation dated September 24, 2013

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

(i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Agreement;

(ii) The Bank has been incorporated and is validly existing as a commercial bank in good standing under the laws of State of Maryland, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of the Commonwealth of Virginia. All outstanding shares of capital stock of the Bank have been duly authorized and are validly issued, fully paid and nonassessable, and, except as otherwise described in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus is owned by the Company, directly or through Subsidiaries, to such counsel’s knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(iii) The Company has an authorized capitalization as set forth in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and all of the issued and outstanding shares of capital stock of the Company conform to the descriptions thereof contained in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company were issued in violation of any preemptive rights by any contract incorporated into or filed as an exhibit to the Registration Statement, to such counsel’s knowledge, or the laws of the State of Maryland or the articles of incorporation and bylaws of the Company;

(iv) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus; and the issuance of such Shares is not subject to any preemptive rights by any contract incorporated into or filed as an exhibit to the Registration Statement, to such counsel’s knowledge, or under the laws of the State of Maryland or the articles of incorporation and bylaws of the Company;

(v) The Agreement has been duly authorized, executed and delivered by the Company;

(vi) The issue and sale of the Shares, the execution of the Agreement by the Company and the compliance by the Company and the Bank with all of the provisions of the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a repayment event (as defined in Section 1(a)(xiii) of the Agreement) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument incorporated into or filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws, (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body known to such counsel after reasonable investigation having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vii) To such counsel’s knowledge, neither the Company nor the Bank is in (A)violation of its articles of incorporation or bylaws or (B) default or violation of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument incorporated into or filed as an exhibit to the Registration Statement, except, with respect to (B) for such defaults or violations which would not have a Company Material Adverse Effect;

(viii) Other than as set forth in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus to such counsel’s knowledge, there are no legal or governmental proceedings, suits, actions, inquiries or investigations pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which (A) if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Company Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder or (B) are required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus; and, to such counsel’s knowledge after reasonable investigation, no such proceedings, suits, actions, inquiries or investigations are threatened or contemplated by governmental authorities or others;

(ix) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940;

(x) The information in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the captions “Price Range of Common Stock and Dividend Information-Dividends,” “Description of Capital Stock,” “Supervision and Regulation” and “Underwriting” in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, in

“Item 2-Properties” and “Item 3-Legal Proceedings” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference thereto into the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and insofar as it constitutes matters of law, summaries of legal matters or documents, summaries of the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions is correct in all material respects;

(xi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); all material known to such counsel and required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; and to such counsel’s knowledge, no stop order suspending the effectiveness or use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(xii) The Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the descriptions of any contract or other documents required to be described or referred to are correct in all material respects;

(xiii) The documents incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations of the Commission thereunder; and

(xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company.

In addition, such counsel shall state that, although they are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, except to the extent set forth in opinions (iii), (iv), (x) and (xii) above, in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, such counsel has participated in conferences with representatives and counsel of the Representative and with certain officers and employees of, and counsel and independent certified public accounting firm for, the Company, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and such counsel advises the

Representative that nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Applicable Time, such Closing Date or Option Closing Date, as the case may be, any of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time, such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT B-1

LOCK-UP AGREEMENT

TRI-COUNTY FINANCIAL CORPORATION

3035 Leonardtown Road

Waldorf, MD 20601

KEEFE, BRUYETTE & WOODS, INC.

  SANDLER O’NEILL & PARTNERS, L.P.

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) between Tri-County Financial Corporation, a Maryland corporation (the “Company”), and the underwriters named therein in Schedule I thereto (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not, directly or indirectly, (and will use its reasonable best efforts to cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to any shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Keefe, Bruyette & Woods, Inc. (the “Representative”), which consent may be withheld in Representative’s sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with Section 5(k) of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

In addition, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of the Representative (which consent may be withheld in its sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (i) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (ii) place legends or stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2013.

Very truly yours,

Printed Name:

Date:

EXHIBIT B-2

LIST OF DIRECTORS AND EXECUTIVE OFFICERS

SUBJECT TO LOCK-UP AGREEMENT

Philip T. Goldstein

Mohammed Arshed Javaid

Louis P. Jenkins, Jr.

Michael L. Middleton

William J. Pasenelli

Mary Todd Peterson

James R. Shepherd

Austin J. Slater, Jr.

H. Beaman Smith

Joseph V. Stone, Jr.

Kathryn Zabriskie

James M. Burke

Todd L. Capitani

Gregory C. Cockerham

James F. DiMisa

EXHIBIT C

[Form of Press Release]

Tri-County Financial Corporation

[Date]

Tri-County Financial Corporation (the “Company”) announced today that Keefe, Bruyette & Woods, Inc., the lead book-running managing underwriter in the Company’s recent public offering of          shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.